Exhibit 99.1

NorthStrive Biosciences Advances to Phase III of AI-Driven Drug Discovery Program Toward Validation of Multiple Potential Drug Compounds & Discoveries

●	Phase III is intended to generate meaningful biological data on potential drug compounds prioritized by YuvaBio’s classifier, which applies proprietary machine-learning methods to identify candidates targeting muscle preservation through improvements in mitochondrial function.

●	Experimental work designed to identify candidates that may upregulate ANT1, a key gene involved in metabolic function and muscle integrity.

●	Phase III is expected to accelerate discovery on small-molecule candidates which may promote mitochondrial health and support muscle preservation: using an exclusive dataset on mitochondrial biogenesis, the AI prioritization focuses experimental testing on the most promising candidates, reducing the number of compounds advanced for subsequent development.

NEWPORT BEACH, Calif., December 17, 2025 (GLOBE NEWSWIRE) – NorthStrive Biosciences Inc. (“NorthStrive Biosciences”), a subsidiary of PMGC Holdings Inc. (NASDAQ:ELAB) (“PMGC” or the “Company”), today announced the initiation of Phase III of its AI Development Program (“AI Development Program”) with Yuva Biosciences, Inc. (“YuvaBio”) under the Development and License Agreement ("Agreement") between the parties. Phase III will advance AI-driven compound identification in Phase II of the AI Development Program to experimental validation, marking a significant step towards advancing NorthStrive Biosciences’ pipeline of therapies addressing obesity and related metabolic conditions.

Phase III is intended to build on the results of Phase II, in which YuvaBio used its proprietary mitochondrial science-focused artificial intelligence platform, MitoNova™, to identify a shortlist of small-molecule candidates, prioritized through computational screening, with potential to promote mitochondrial health and support muscle preservation. This is a concern of growing importance in obesity treatment, particularly for patients using GLP-1 receptor agonists. YuvaBio will now begin generating biological data on these AI-selected compounds, including cytotoxicity screening and ANT1 expression testing at multiple timepoints. Phase III is expected to take approximately 6 to 9 weeks.

About Yuva Biosciences, Inc.

Yuva Biosciences, Inc. is a biotechnology company leveraging mitochondrial science and advanced artificial intelligence to identify and develop therapeutic candidates targeting aging-related and metabolic pathways. Its proprietary AI platform, MitoNova™, integrates biological, chemical, and mitochondrial-function datasets to accelerate the discovery of compounds with potential to improve cellular energy, metabolic health, and tissue function. YuvaBio is headquartered in Birmingham, Alabama. For more information, please visit www.yuvabio.com.

About Northstrive Biosciences Inc.

Northstrive Biosciences Inc., a PMGC Holdings Inc. company, is a biopharmaceutical company focusing on the development and acquisition of cutting-edge aesthetic medicines. Northstrive’s lead asset, EL-22, leverages an engineered probiotic approach to address obesity’s pressing issue of preserving muscle while on weight loss treatments, including GLP-1 receptor agonists. For more information, please visit www.northstrivebio.com.

About PMGC Holdings Inc.

PMGC Holdings Inc. is a diversified holding company that manages and grows its portfolio through strategic acquisitions, investments, and development across various industries. Currently, our portfolio consists of four wholly owned subsidiaries: Northstrive Biosciences Inc., PMGC Capital LLC, Pacific Sun Packaging, Inc., and AGA Precision Systems LLC. We are committed to exploring opportunities in multiple sectors to maximize growth and value. For more information, please visit https://www.pmgcholdings.com.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Words such as “believes,” “expects,” “plans,” “potential,” “would” and “future” or similar expressions such as “look forward” are intended to identify forward-looking statements. Forward-looking statements are made as of the date of this press release and are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, activities of regulators and future regulations and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results. Therefore, you should not rely on any of these forward-looking statements. These and other risks are described more fully in PMGC’s filings with the United States Securities and Exchange Commission (“SEC”), including the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 28, 2025, and its other documents subsequently filed with or furnished to the SEC. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at www.sec.gov. All forward-looking statements contained in this press release speak only as of the date on which they were made. Except to the extent required by law, the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

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